EXHIBIT 21.1

LEGATO SYSTEMS, INC.

SUBSIDIARIES OF THE REGISTRANT

December 31, 2002

Legato Systems Pty Ltd – Australia

Legato Systems Ges.mbH – Austria

Legato Systems NV – Belgium

Legato Systems do Brazil Ltda – Brazil

Legato Systems (Canada) Company – Canada

Legato Global, Inc. – Cayman Islands

Legato Systems France SARL – France

Legato Systems Deutschland GmbH – Germany

Legato Systems H.K. Limited – Hong Kong

Legato Systems India Private Limited – India

Legato Systems Italia Srl—Italy

Legato Systems KK – Japan

Legato Systems Korea Y.H. – Korea

Legato Systems de Mexico S de RL de CV – Mexico

Legato Systems Nederland BV – Netherlands

Legato Systems Europe Holding BV – Netherlands

Legato Systems Norway AS – Norway

Legato Systems Polska Sp.Zoo – Poland

Legato Software Systems Pte Ltd – Singapore

Legato Systems Espana SL – Spain

LGTO System AB – Sweden

Legato Systems Schweiz GmbH – Switzerland

Legato Systems UK Limited – United Kingdom

O.R.P., Inc. – United States

OTG Software, Inc. – United States

Smart Storage Global Ltd – British Virgin Islands

Smart Storage GmbH – Germany

Smart Storage Private Ltd – India

OTG Software KK – Japan

OTG Software UK Ltd – United Kingdom

Unitree Software (Europe) Ltd – United Kingdom